Exhibit 4.28

Lease Agreement between InterXion Deutschland GmbH and Union Investment Real Estate GmbH dated August 2, 2013.

* * *Confidential material has been omitted and filed separately with the Commission

Union Investment

ANNEX No. 19

to the lease dated 29 January / 5 February 1999

and Annex 1 dated 21 May 1999

and Annex 2 dated 14 / 28 May 1999

and Annex 3 dated 1 October / 18 October 1999

and declaration of acceptance dated 23 November 1999

and Annex 4 dated 11 September 2000

and Annex 5 dated 11 January / 11 September 2000

and Annex 6 (undated)

and Annex 7 dated 27 October / 11 December 2000

and Annex 8 dated 20 / 24 March 2003

and Annex 9 dated 16 / 18 October 2006

and Annex 10 dated 29 March / 3 April 2007

and Annex 11 dated 21 December 2007

and Annex 12 dated 11 June / 16 June 2008

and Annex 13 dated 29 May / 16 June 2009

and Annex 14 dated 28 July 2009

and Annex 15 dated 2 December / 4 December 2009

and Annex 16 dated 19 May / 25 May 2011

and Annex 17 dated 2 September / 6 September 2011

and Annex 18 dated 16 February / 20 February 2012

between

Interxion Deutschland GmbH

Hanauer Landstrasse 298, 60314 Frankfurt

Tax no. 045 236381 19

represented by Mr Peter Knapp, Managing Director with sole power of representation

- hereinafter referred to as the “lessee” -

and

Union Investment Real Estate GmbH, Valentinskamp 70 / EMPORIO, 20355 Hamburg

Tax no. 27/144/00080

represented by:

Mr Joachim Schönwandt, Group Manager, Asset Management Deutschland, northern estate, and Mr Dominic Moll, Departmental Manager, Asset Management Deutschland

- hereinafter referred to as the “lessor” –

[as at 2 August 2013]

Contract number: 1187.V0000010

(Please quote in all correspondence and payments)

Property: Frankfurt, Hanauer Landstrasse 296-326

Genossenschaftliche FinanzGruppe Volksbanken Raiffeisenbanken

Union Investment Real Estate GmbH • Valentinskamp 70 / EMPORIO, 20355 Hamburg • Postfach 30 11 99, 20304 Hamburg

Tel. no.: +49-40-34919-0 • Fax no.: +49-40-34919-4191 • e-mail: service@union-investment.de • Website: www.union-investment.de: Company registration no. HRB 110793 at Hamburg District Court

Board of management: Dr. Reinhard Kutscher (Chairman), Dr. Heiko Beck, Dr. Frank Billand, Volker Noack

Chairman of the Supervisory Board: Jens Wilhelm

Preliminary remarks

The lessee and lessor concluded a lease on 29 January / 5 February 1999 and Annexes 1-18 for office and service premises, indoor floor space and parking spaces at property 1187, Frankfurt Business Park, Hanauer Landstrasse.

In addition to the office, service and indoor premises already leased, the lessor wishes to lease further office and indoor space in building sections G1 and G2, located at Weismüllerstrasse 25 and 27, with effect from 15 August 2013. The lessee intends to establish a further computer centre in the office and indoor space in building sections G1 and G2, Weismüllerstrasse 25 and 27.

The contracting parties also agree that the lessee will be entitled to return the office premises in building section B6 at Hanauer Landstrasse 316 under the existing lease and Annexes 1 to 18 to the lessor, with 12 months, commencing on 15 August 2013.

For this reason, the parties agree the following, with reference to the lease:

§1

Leased property

(1)	From 15 August 2013, the lessee will lease the following additional premises, the location of which can be seen on the attached plans (with the exception of a proportion of the communal areas) appended as

ANNEXES 1.1 to 1.3

1.	Indoor space in building section G1, Weismüllerstrasse 27, including a proportion of the communal areas,	Ground floor	Approx. 472.03 m2

2.	Indoor space in building section G2, Weismüllerstrasse 25, including a proportion of the communal areas	Ground floor	Approx. 529.49 m2

3.	Office premises in building section G1, Weismüllerstrasse 27, ground and first floors, including a proportion of the communal areas	Ground floor	Approx. 144.13 m2

4.	Office premises in building section G2, Weismüllerstrasse 27, ground and first floors, including a proportion of the communal areas	Ground floor	Approx. 176.72 m2

5.	Office premises in building section G2, Weismüllerstrasse 27, ground and first floors, including a proportion of the communal areas	First floor	Approx. 386.62 m2

6.	Service areas in building section G1, Weismüllerstrasse 27, including a proportion of the communal areas	Ground floor	Approx. 181.00 m2

7.	Service areas in building section G2, Weismüllerstrasse 27, including a proportion of the communal areas	Ground floor	Approx. 142.36 m2

8.	Outdoor parking spaces nos. 28, 29, 58, 59, 62 and 63		6

2 August 2013

(2)	The additional leased premises and parking spaces listed in paragraph (1) will be transferred in their current condition familiar to the lessee. A reciprocal certificate will be issued at the transfer inspection. Should the transfer certificate not record any shortcomings or corrective work as being required on the leased premises, the lessee will acknowledge the condition of the rented premises as corresponding to the lease upon signature of the transfer certificate. Hidden defects will be excepted.

§2

Term of the lease / Option to extend the lease

The office, service and indoor premises and the parking spaces listed in §1(1) above will be continuously leased from 15 August 2013 to 31 December 2024.

§3

Rent

(1)	The rent for all the leased premises will comprise the following from 15 August 2013:

1.	472.03	m2	Indoor space in building section G1 including a proportion of the communal areas @ €[***]/m2	= €	[***]

2.	529.49	m2	Indoor space in building section G2 including a proportion of the communal areas @ €[***]/m2	= €	[***]

3.	144.13	m2	Office premises in building section G1 including a proportion of the communal areas @ €[***]/m2	= €	[***]

4.	176.72	m2	Office premises in building section G1 including a proportion of the communal areas @ €[***]/m2	= €	[***]

5.	386.62	m2	Office premises in building section G2 including a proportion of the communal areas @ €[***]/m2	= €	[***]

6.	181.00	m2	Service areas in building section G1 including a proportion of the communal areas @ €[***]/m2	= €	[***]

7.	142.36	m2	Service areas in building section G2 including a proportion of the communal areas @ €[***]/m2	= €	[***]

8.	5,582.52	m2	Service areas including a proportion of the communal areas @ €[***]	= €	[***]

9.	11,668.82	m2	Indoor space @ €[***]/m2	= €	[***]

10.	337.50	m2	Service premises in building section D6 @ €[***]/m2	= €	[***]

11.	6		Parking spaces @ €[***]	= €	[***]

2 August 2013

12.	1		Parking space @ €[***]	= €	[***]

13.	31		Outdoor parking spaces @ €[***]/each	= €	[***]

14.	30		Covered parking spaces @ €[***]/each	= €	[***]

15.			Net rent	= €	[***]

16.	6.289,99	m2	Prepayment of overheads and heating costs for office premises @ €[***]/m2	= €	[***]

17.	13,331.20	m2	Prepayment of overheads for indoor and service areas @ €[***]/m2	= €	[***]

18.			Subtotal	= €	[***]

19.			plus statutory VAT (currently 19%)	= €	[***]

20.			Total monthly rent =	= €	[***]

The net rent agreed under paragraph (1) nos. 3 to 5 will be adjusted as follows in the second and third year of the lease for the office premises listed:

144.13 m2 office premises in building section G1

To €[***]/m2, i.e. to €[***] in the second year of the lease, i.e. with effect from 1 September 2014;

To €[***]/m2, i.e. to €[***] in the third year of the lease, i.e. with effect from 1 September 2015

176.72 m2 office premises in building section G2

To €[***]/m2, i.e. to €[***] in the second year of the lease, with effect from 1 September 2014.

To €[***]/m2, i.e. to €[***] in the third year of the lease, i.e. with effect from 1 September 2015.

386.62 m2 office premises in building section G2

To €[***]/m2, i.e. to €[***] in the second year of the lease, i.e. with effect from 1 September 2014.

To €[***]/m2, i.e. to €[***] in the third year of the lease, i.e. with effect from 1 September 2015.

(2)	The lessee is exempt from payment of the net rent for the office premises listed under §1(1), nos. 1 to 7, from 15 August 2013 to 15 January 2014. However, the lessee will be liable for the costs of overheads and heating, and the rent for the remaining leased space and parking spaces, plus the statutory VAT, during the exemption period.

(3)	The value guarantee clause agreed between the parties in the lease will remain unaffected and will also apply in full to the additional premises leased under this Annex. The most recent index adjustment will apply to the value adjustment of the rent.

(4)	Notwithstanding paragraph (3), the first index adjustment for the office premises listed under §1(1), nos. 3 to 5 of this Annex no. 19 will not be applied until 15 August 2016.

2 August 2013

§4

Extension / alteration / restoration of leased premises

Under Annex no. 19, the lessee will be responsible for extension of the newly-leased office and indoor floor space at its own expense and risk, in close consultation with the lessor. The lessee will be responsible for draft planning of the internal fixtures and fittings of the indoor floor space, outdoor areas and the surface of the roof, and will submit relevant documents to the lessor.

The lessee will also be responsible for obtaining any planning permission, at its own expense and risk. The lessee will bear sole responsibility for the technical and financial suitability of the leased premises for the purpose for which they are leased.

The extension work and the erection of the planned additional structures, particularly on the office, service and indoor floor space in building sections G1 and G2, Weismüllerstrasse 25 and 27, are subject to the following requirements:

•	The lessee must carry out the alterations and additions to the building at its own risk and expense.

•	Outstanding applications for planning permission must be submitted to and agreed with the lessor before submission to the planning authority. Changes to the external appearance will require the express written approval of the lessor.

•	The extension measures carried out by and at the expense of the lessee involve technical installations on the existing flat roof. The existing roof must be strengthened for erection of the structures, the surface of the roof made load-bearing and accessible for maintenance purposes, and the plant integrated into the lightning conductor system of the building. The lessee will assume the maintenance of and the maintenance obligation for roof penetration occasioned by its installations and structures, at its own expense.

•	The lessee will assume the maintenance obligation for its fixtures and fittings, at its own expense.

•	Working drawings must always be made available to the lessor in good time, before work commences, for information and approval.

•	Completion of building work must be notified to the lessor in writing for each section of the building for the purpose of joint inspection of proper implementation.

As-built documentation of the conversions and additions must be made available to the lessor in digital form, immediately after completion.

The lessee undertakes to return the leased property to its original state at the end of the lease, by agreement with the lessor. The lessee will bear the costs of the above restoration obligation.

2 August 2013

The interests of the other lessees of the property must be treated with the greatest possible consideration during building work. Should the other lessees be affected during the building work and should claims be made as a result, Interxion Deutschland GmbH will bear responsibility for direct negotiation and making a fair settlement, if the claims are justified. The lessee will indemnify the lessor against any claims whatsoever in this respect. A separate agreement must be made with the lessor on the areas required for the storage of building materials or parking construction plant.

§5

Indemnification clause and lessees in building sections G1, F1 and F2

(1)	Interxion Deutschland GmbH undertakes to compensate the lessor and the latter’s lessees for any losses incurred due to the building work in building sections G1 and G2 and to rectify impairments or damage which are also attributable to the building work specified under §4 immediately, at its own expense. This also applies expressly to any soiling of the facades and the external areas of the lessor’s building.

(2)	Should third parties (other lessees and their business partners) in the Hanauer Landstrasse business park be affected by the lessee’s building work in the areas around building sections G1 and G2 because the access to their leased premises or parking spaces are located in this area, Interxion Deutschland GmbH will ensure from the outset that access to these leased areas and parking spaces remains unimpeded, at its own expense. Interxion Deutschland GmbH must also ensure that the upgrading work to be carried out, particularly the extension of the fence, is agreed mutually with the lessor’s affected lessees in the Hanauer Landstrasse business park in building sections G1, F1 and F2, specifically the lessors “Uni Elektro,” “R&M” and “Infuracom”

§6

Condition precedent

The validity of this annex is subject to the condition precedent that a legally effective termination agreement be concluded by 14 August 2013 with the existing lessees of the rented premises and parking spaces listed under §1(1)(1) to (7).

§7

Return of parts of the leased property

The lessee will be entitled to return the rented office premises on the first floor of building section B6, Hanauer Landstrasse 316 to the lessor, in a completely empty, clean state, within a period of 12 months from 15 August 2013, insofar as the condition under §81 of this annex has arisen.

[1]	Translator’s note: Since §8 consists of “Other agreements”, it is possible that §6 (“Condition precedent”) was meant.

2 August 2013

§8

Other agreements

All the other provisions of the lease dated 29 January / 5 February 1999 and Annexes 1 to 19 which have not been amended by this Annex 19 remain unaffected.

The parties are aware of the statutory requirement for the written form. They mutually undertake to take any action and make any declarations which may be required to satisfy the requirement for the written form, particularly in connection with conclusion of this Annex 19 and further Annexes, and not to cancel the lease prematurely in the meantime by invoking a failure to comply with the requirement for the written form.

Should one or more of the provisions of this Annex be or become ineffective for any reason, the validity of the remaining provisions of the Annex will remain unaffected. In such a case, the parties must conclude an effective agreement which reflects the economic intent of the invalid provisions as closely as possible.

ANNEXES 1.1 to 1.3	below form a constituent part of this Annex 19.

ANNEX 1.1 to 1.3	Plans of the office, indoor floor space and service areas in building sections G1 and G2

ANNEX 2	Parking spaces

Hamburg, 9 August 2013	Frankfurt, 5 August 2013

Union Investment Real Estate GmbH	Interxion Deutschland GmbH
Union Investment Real Estate GmbH
Postfach 30 11 99 20304 Hamburg
Valentinskamp 70 / EMPORIO 20355 Hamburg

[signed]	[signed]
(Joachim Schönwandt / Dominik Moll)	(Peter Knapp)
Interxion Deutschland GmbH
Hanauer Landstr. 298 60314 Frankfurt/Main Tel. +49-69-401470 Fax +49-69-40147199 E-mail care@interxion.com www.interxion.com

Names in block letters

Schönwandt / Moll	Knapp

2 August 2013

The lessee Interxion Deutschland GmbH will be bound by the quotation made on signature of the above Annex on conclusion hereof until 31 August 2013. The acceptance period will be deemed to have been observed if the countersigned Annex (declaration of acceptance) is mailed during this period. The date of the postmark will be deemed binding.

Frankfurt, (date:) 5 August 2013

[signed]
(Peter Knapp)

2 August 2013

ANNEX 1.1

Ground floor, building sections G1 and G2

2 August 2013

ANNEX 1.2

First floor, building sections G1 and G2

2 August 2013

ANNEX 1.3

Parking space numbers:
28
29
58
59
62
63

2 August 2013